As filed with the Securities and Exchange Commission on June 2, 2003

(S-4) Registration No. 333-105330 / (S-3) Registration No. 333-105332

UNITED STATES SECURITIES AND  EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(with respect to 6% Convertible Senior Plus Cash NotesSM due June     , 2007  being offered in the exchange offer)

Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(with respect to the additional 6% Convertible Senior Plus Cash NotesSM due June     , 2007  being offered for cash)

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3674	06-1236189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three Enterprise Drive

Shelton, Connecticut 06484

(203) 929-8810

(Address, including zip code, and telephone number, including area code,  of registrant’s principal executive offices)

Dr. Santanu Das

President and Chief Executive Officer

TranSwitch Corporation

Three Enterprise Drive

Shelton, Connecticut 06484

(203) 929-8810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy C. Maguire, Esq. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 Telephone: (617) 248-7000	Abigail Arms, Esq. Shearman & Sterling 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 Telephone: (202) 508-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-105330) and Amendment  No. 1 to Registration Statement on Form S-3 (File No. 333-105332) of the Registrant, filed with the Securities and Exchange Commission on May 16, 2003, is a Part II filing solely to file copies of certain exhibits listed in Item 21 hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the amounts of expenses attributed to the issuance of the securities offered pursuant to this registration statement which shall be borne by us. All of the expenses listed below, except the SEC registration fee and the NASD filing fee, represent estimates only.

Estimated
SEC registration fee	$16,159
NASD filing fee	10,500
Exchange agent fees	35,000
Information agent fees	10,000
Printing expenses	35,000
Accounting fees and expenses	100,000
“Blue Sky” fees and expenses (including legal fees)	75,000
Legal fees and expenses	750,000
Miscellaneous fees and expenses	218,341

Total	$1,250,000

Item 20.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys’ fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

•	he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch; and

•	in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.

Article Ten of our amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our amended and restated certificate of incorporation, as amended, also contains provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

We maintain directors and officers liability insurance for the benefit of our directors and certain of our officers.

Our amended and restated by-laws contain no provisions relating to the indemnification of officers and directors.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Form of Dealer Manager Agreement.+

1.2	Form of Placement Agreement.+

4.1

Amended and Restated Articles of Incorporation, as amended to date (previously filed as Exhibit 3.1 to TranSwitch’s annual report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

4.2	Form of Indenture between Registrant and U.S. Bank National Association, as trustee, relating to the Registrant’s 6% Convertible Senior Plus Cash NotesSM due June , 2007.*

4.3	Form of 6% Convertible Senior Plus Cash NoteSM due June , 2007 (Included as Exhibit A to Exhibit 4.2).*

4.4

Specimen certificate representing the common stock (previously filed as Exhibit 4.1 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

4.5

Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

4.6

Indenture, dated September 12, 2000, between the Registrant and State Street Bank and Trust Company, as trustee, relating to the Registrant’s 4 1/2% Convertible Notes due September 12, 2005 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-49980)).

4.7	Form of 4 1/2% Convertible Note due September 12, 2005 (Included as Exhibit A to Exhibit 4.6).

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.*

12.1	Statement regarding computation of ratio of earnings to fixed charges.**

21.1	Subsidiaries of TranSwitch Corporation.**

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).*

23.2	Consent of KPMG LLP.**

24.1	Power of Attorney (included on signature page).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.*

99.1	Form of Letter of Transmittal.+

99.2	Form of Notice of Guaranteed Delivery.+

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.+

99.4	Form of Letter to Clients.+

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.+

+	Filed herewith.
*	To be filed by amendment.
**	Previously filed.

Item 22.    Undertakings

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act of 1933 (ss.230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-4 and Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, Connecticut, on June 2, 2003.

TRANSWITCH CORPORATION

By:	/s/ DR. SANTANU DAS Dr. Santanu Das Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Dr. Santanu Das and Mr. Peter J. Tallian, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 and Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title(s)	Date

/s/ DR. SANTANU DAS Dr. Santanu Das	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	June 2, 2003

/s/ PETER J. TALLIAN Mr. Peter J. Tallian	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 2, 2003

* Mr. Alfred F. Boschulte	Director	June 2, 2003

* Mr. Gerald F. Montry	Director	June 2, 2003

* Mr. James M. Pagos	Director	June 2, 2003

* Dr. Albert E. Paladino	Director	June 2, 2003

Name and Signature	Title(s)	Date

* Mr. Erik H. van der Kaay	Director	June 2, 2003

* Dr. Hagen Hultzsch	Director	June 2, 2003

*By: /s/ SANTANU DAS Dr. Santanu Das	Attorney-in-Fact	June 2, 2003

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Dealer Manager Agreement.+

1.2	Form of Placement Agreement.+

4.1

Amended and Restated Articles of Incorporation, as amended to date (previously filed as Exhibit 3.1 to TranSwitch’s annual report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

4.2	Form of Indenture between Registrant and U.S. Bank National Association, Corporate, as trustee, relating to the Registrant’s 6% Convertible Senior Plus Cash NotesSM due June , 2007.*

4.3	Form of 6% Convertible Senior Plus Cash NoteSM due June , 2007 (Included as Exhibit A to Exhibit 4.2).*

4.4

Specimen certificate representing the common stock (previously filed as Exhibit 4.1 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

4.5

Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

4.6

Indenture, dated September 12, 2000, between the Registrant and State Street Bank and Trust Company (relating to the existing notes) (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-49980)).

4.7	Form of 4 1/2% Convertible Note due September 12, 2005 (Included as Exhibit A to Exhibit 4.6).

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.*

12.1	Statement regarding computation of ratio of earnings to fixed charges.**

21.1	Subsidiaries of TranSwitch Corporation.**

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).*

23.2	Consent of KPMG LLP.**

24.1	Power of Attorney (included on signature page).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.*

99.1	Form of Letter of Transmittal.+

99.2	Form of Notice of Guaranteed Delivery.+

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.+

99.4	Form of Letter to Clients.+

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.+

+	Filed herewith.
*	To be filed by amendment.
**	Previously filed.